Exhibit 3.1 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF UNUM GROUP The present name of the corporation is Unum Group. The corporation was incorporated under the name "Provident Companies, Inc." by the filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on March 22, 1995. This Amended and Restated Certificate of Incorporation of the corporation restates and integrates and further amends the provisions of the corporation's amended and restated certificate of incorporation as heretofore amended (the “Existing Certificate of Incorporation”). This Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The Existing Certificate of Incorporation is hereby amended and restated to read in its entirety as follows: FIRST: The name of the corporation is Unum Group (the "Corporation"). SECOND: The address of the registered office of the Corporation in the state of Delaware is 251 Little Falls Drive, in the city of Wilmington, county of New Castle, 19808. The name of the Corporation's registered agent at that address is Corporation Service Company. THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware as set forth in Title 8 of the Delaware Code. FOURTH: A. The total number of shares of capital stock which the Corporation shall have authority to issue is 750,000,000 shares, consisting of 725,000,000 shares of Common Stock par value $.10 per share (the "Common Stock") and 25,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"). B. Shares of Preferred Stock may be issued from time to time in one or more series as may be determined from time to time by the Board of Directors of the Corporation (the "Board of Directors"), each such series to be distinctly designated. Except in respect of the particulars fixed by the Board of Directors for series provided for by the Board of Directors as permitted hereby, all shares of Preferred Stock shall be of equal rank and shall be identical. All shares of any one series of Preferred Stock so designated by the Board of Directors shall be alike in every particular, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative. The voting rights, if any, of each such series and the preferences and relative, participating, optional and other special rights of each such series and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix, by resolutions duly adopted prior to the issuance of any shares of a particular series of Preferred Stock so designated by the Board of Directors, the voting powers of stock of such series, if any, and the designations, preferences and relative, participating, optional or other special rights and 1052202

Exhibit 3.1 the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following: (1) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute, such series, and such number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; (2) The rate and time at which, and the terms and conditions upon which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative; (3) The right, if any, of the holders of Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock and the terms and conditions of such conversion or exchange; (4) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions upon which, Preferred Stock of such series may be redeemed; (5) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation of the Corporation; (6) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and (7) The voting powers, if any, of the holders of such series of Preferred Stock. C. Except as otherwise provided in this Certificate of Incorporation, the Board of Directors shall have authority to authorize the issuance (or delegate the power to authorize the issuance of shares in accordance with applicable law), from time to time, without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class or series at any time authorized, and any securities convertible into or exchangeable for any such shares, and any options, rights or warrants to purchase or acquire any such shares, in each case to such persons and on such terms (including as a dividend or distribution on or with respect to, or in connection with a split or combination of, the outstanding shares of stock of the same or any other class) as the Board of Directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon. D. Except as provided in this Certificate of Incorporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder. FIFTH: A. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. B. The Board of Directors shall consist of not less than three nor more than fifteen directors. The exact number of directors shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the Board of Directors. 2

Exhibit 3.1 C. A director shall hold office until the next annual meeting of stockholders and until his or her successor shall be elected and shall qualify, subject, however, to the director's prior death, resignation, disqualification or removal from office. In no case will a decrease in the number of directors shorten the term of any incumbent director. D. The stockholders shall have the right to remove any or all of the directors at any time by the affirmative vote of the holders of a majority of the votes entitled to be cast at an election of directors, voting together as a single class. E. Any vacancy on the Board of Directors that results from a newly created directorship or for any other reason shall be filled only by the affirmative vote of a majority of the Board of Directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled by any other person or persons. Any director elected to fill a vacancy or newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders. F. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation applicable thereto (including the resolutions adopted by the Board of Directors pursuant to Section B of Article FOURTH). Election of directors need not be by written ballot unless the By-Laws so provide. G. The Board of Directors may from time to time determine whether, to what extent, at what times and places and under what conditions and regulations the accounts, books and papers of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account, book or document of the Corporation, except as and to the extent expressly provided by law with reference to the right of stockholders to examine the original or duplicate stock ledger, or otherwise expressly provided by law, or except as expressly authorized by resolution of the Board of Directors. H. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and the By-Laws. I. Except as may be otherwise determined by the Board of Directors in fixing the terms of any class of Preferred Stock pursuant to Article FOURTH hereof, no action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation and the right of stockholders to act by written consent in lieu of a meeting is specifically denied. SIXTH: A. The Board of Directors shall have concurrent power with the stockholders as set forth in this Certificate of Incorporation to make, alter, amend, change, add to or repeal the By-Laws of the Corporation. B. The Board of Directors may amend the By-Laws of the Corporation upon the affirmative vote of the number of directors which shall constitute, under the terms of the By- Laws, the action of the Board of Directors. Stockholders may amend the By-Laws of the Corporation upon the affirmative vote of at least a majority of the votes entitled to be cast on the matter, voting together as a single class. 3

Exhibit 3.1 SEVENTH: When considering a merger; consolidation; sale, lease or exchange of all or substantially all of its assets or property; or similar transaction, the Board of Directors, committees of the Board of Directors, individual directors and individual officers may, in considering the best interests of the Corporation and its stockholders, consider the effects of any such transaction upon the employees, customers and suppliers of the Corporation, and upon communities in which offices of the Corporation are located. EIGHTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal of modification of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. NINTH: Subject to the provisions of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or thereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer on this 24th day of May, 2018. UNUM GROUP By: /s/ Richard P. McKenney Name: Richard P. McKenney Office: President and Chief Executive Officer 4